 Exhibit 2

Walter Nussbaumer
H.B. Fuller Company
June 20, 2003

FORM 4 - AMOUNT OF SECURITIES OWNED AT END OF PERIOD

Table I:

Direct Ownership                        473 Shares @$23.82/share
                                        These shares were issued on 06/19/03 pursuant to the                                         Key Employee Deferred Compensation Plan.

Direct Ownership                        71.93 Shares
                                        Includes shares acquired pursuant to the H.B.                                                 Fuller Company Dividend Reinvestment Program in                                         transaction exempt from Section 16.

Direct Ownership                        2631.05 Shares
                                        This amount includes shares acquired pursuant to                                         the H.B. Fuller Company Stock Incentive Plan.

Indirect Ownership                2480.25 Shares                By 401(k) Plan

Table II:

Common Stock Units                8847.85 Units
                                        Includes stock units acquired pursuant to a                                                 dividend reinvestment feature of the H.B. Fuller                                         Company Stock Incentive Plan. These units convert                                         into shares of common stock on a 1-for-1 basis.

Employee Stock Option                 9920 Shares @ $21.50/share
(Right-to-Buy)                        vests in 4 equal installments beginning on                                                 December 2, 1999
                                        expiring on December 2, 2008

Employee Stock Option                9448 Shares @ $27.375/share
(Right-to-Buy)                        vests in 4 equal installments beginning on                                                 December 1, 2000
                                        expiring December 1, 2009

Employee Stock Option                19480 Shares @ $18.625/share
(Right-to-Buy)                        vests in 4 equal installments beginning on                                                 December 7, 2001
                                        expiring on December 7, 2010

Employee Stock Option                11527 Shares @ $25.95/share
(Right-to-Buy)                        vests in 4 equal installments beginning on                                                 January 17, 2003
                                        expiring on January 17, 2012

Employee Stock Option                10534 Shares @ $27.90/share
(Right-to-Buy)                        vests in 4 equal installments beginning on                                                 December 9, 2003
                                        expiring on December 9, 2012